UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2011

GLOBAL AXCESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 28, 2011, Global Axcess Corp., a Nevada corporation (the “Company”) and George McQuain, the Company’s Chief Executive Officer, agreed to a mutual separation of Mr. McQuain’s employment.  As of February 28, 2011, Mr. McQuain is no longer employed as Chief Executive Officer, or in any other capacity, by the Company or any of its subsidiaries.  The Company intends to pay Mr. McQuain the severance payments detailed in his Employment Agreement as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2010, which is incorporated by reference herein.  The Company is currently conducting a search for a new chief executive officer.

(c)           On February 28, 2011, the board of directors of the Company appointed Lock Ireland, Vice Chairman of the board of directors of the Company, and Michael I. Connolly, a director of the Company, to serve as co-interim chief executive officers of the Company. Mr. Connolly will serve as interim President of the Company.

Mr. Ireland will receive a salary in the amount of $12,000 per month during the time that he is serving in such capacity.  A description of Mr. Ireland’s background is contained in the Company’s Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2010, which is incorporated by reference herein.

Mr. Connolly will receive a salary in the amount of $12,000 per month during the time that he is serving in such capacity.  Mr. Connolly, age 54, is the founder and currently the Chief Executive Officer of Mount Juliet Ventures.  He has served in this capacity since 1990.  Mount Juliet Ventures is a private company dedicated to helping management and owners of companies to create shareholder value.  Mr. Connolly has helped create value for several private and public national companies including Blockbuster, Jamba Juice, Great Clips for Hair, Chili’s, Supercuts, SoftBrands, ElderLife, BuyerZone, Insignia Systems, ElderCarelink, and The Hotel Donaldson.  Mr. Connolly began his career with McKinsey and Company before beginning with American Express as Vice President Corporate Strategy and Development.  Mr. Connolly later became the founder and President of the Tax and Business Services Division at American Express.  After American Express, Mr. Connolly served as COO of Trammell Crow’s North Central Region; one of the nation’s leading developers and investors in real estate.  Mr. Connolly currently serves as Chairman of the board of directors of Table Trac, Inc., a publically traded company engaged in provision of technology related to the operation and managements of casino game tables, a role he has filled since 2010.  Mr. Connolly holds a BA in History from Pomona College and an MBA with honors from the Harvard Business School.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, Dated March 4, 2011, Issued by Global Axcess Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP.

By:	/s/ Michael J. Loiacono
Name:	Michael J. Loiacono
Title:	Chief Financial Officer

Dated:  March 4, 2011